                [LETTER HEAD OF CONNER & WINTERS APPEARS HERE]


                                 July 6, 1995


Tide West Oil Company
6666 South Sheridan, Suite 250
Tulsa, Oklahoma  74133-1750

Re:  Tide West Oil Company -- Registration Statement
     on Form S-3 (the "Registration Statement")
     ------------------------------------------

Gentlemen:

     We have acted as counsel for Tide West Oil Company, a Delaware corporation (the "Company"), in connection with the proposed offer and sale by certain stockholders of the Company (the "Selling Stockholders") of up to 149,538 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. As described in the Registration Statement, sales of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions, including block trades, in negotiated transactions or in a combination of such methods of sale.

     In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

     Based on the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable shares of Common Stock of the Company.

July 6, 1995
Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the Registration Statement and the Prospectus constituting a part thereof under the caption "Legal Matters."

                                    Very truly yours,

                                    CONNER & WINTERS,
                                    A PROFESSIONAL CORPORATION



                                    By: /s/ Robert A. Curry
                                        -----------------------
                                          Robert A. Curry